UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

_____________________________________________________________________

Date of Report (Date of earliest event reported): November 14, 2019

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		1-11083			04-2695240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)			(I.R.S. Employer Identification No.)

300 Boston Scientific Way	.	Marlborough	.	Massachusetts	01752-1234
(Address of Principal Executive Offices)					(Zip Code)

508 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)    2020 Annual Bonus Plan

On November 14, 2019, upon the recommendation of the Executive Compensation and Human Resources Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”) approved the Company’s 2020 Annual Bonus Plan effective for the performance period January 1, 2020 through December 31, 2020.

As part of the Company’s overall compensation program, the 2020 Annual Bonus Plan provides an annual cash incentive opportunity for eligible salaried personnel (including the Company’s named executive officers meeting the eligibility criteria) based on the achievement of certain performance metrics. The 2020 Annual Bonus Plan is substantially similar to the Company’s 2019 Annual Bonus Plan and provides:

•
for a single bonus pool (the “Total Annual Bonus”) that will be based on the Company’s performance measured against achievement of corporate-level performance metric goals for adjusted earnings per share and global sales on a constant currency basis (“Global sales”) and attainment of quality and operating income margin goals;

•
the Total Annual Bonus, as operated, will have a ceiling of 150% and a floor of 50% of the Aggregate Annual Target, with the Board having discretion to terminate, suspend or modify the plan and to reduce the Total Annual Bonus based on the Company’s performance relative to its quality objectives and performance of its quality systems;

•
the Total Annual Bonus will be allocated among corporate, global operations and each participating business, regional and country unit (each, a “participating unit”) based on each participating unit’s overall and relative performance measured against its achievement of that unit’s predetermined “Scorecard” performance metrics and goals and taking into consideration, as appropriate, other factors; such allocation will be a percentage of the annual bonus pool target for each participating unit (representing the total target annual bonuses of all eligible employees for the year within that unit) (each such allocated amount, an “Assigned Bonus Pool”); and

•
the Assigned Bonus Pool for each participating unit will then be allocated among all managers of plan participants within that participating unit. Such managers will then evaluate the performance of the participants under their management and determine, for each participant, the percentage (between 0% and 150%) of the participant’s target annual bonus that will be used to determine the participant’s bonus award.

Awards to certain executive officers under the 2020 Annual Bonus Plan are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek reimbursement of a bonus award in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company.  The Company may also seek reimbursement of a bonus award if there is a restatement of the Company’s financial results that would have reduced a previously granted bonus award’s size or payment.  The amount to be recouped would be the amount of any such reduction.  Finally, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a bonus award, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or otherwise, then such clawback or recoupment provision also will apply to the bonus award, as applicable, as if it had been included on the date the 2020 Annual Bonus Plan was established.

This description of the 2020 Annual Bonus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such plan. A copy of the 2020 Annual Bonus Plan is included in this filing as Exhibit 10.1 and incorporated herein by reference.

(ii)    2020 Performance Share Programs

On November 14, 2019, upon the recommendation of the Compensation Committee, the Board approved the adoption of two performance share programs, the Boston Scientific Corporation 2020 Total Shareholder Return Performance Share Program (the “2020 TSR PSP”) and the Boston Scientific Corporation 2020 Free Cash Flow Performance Share Program (the “2020 FCF PSP”). These programs are substantially similar to the performance share programs for 2019 and represent an important component of the overall mix of the Company’s long-term incentive program. Under both programs, performance share awards will be granted, if the relevant program criteria are met, to the Company’s executive officers in the form of deferred stock units issued under the Company’s 2011 Long Term Incentive Plan, which was previously approved by the Company’s stockholders. Awards to certain executive officers under both programs are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek recovery of performance share units in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company.  In addition, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a performance share award, under the Dodd-Frank Act or otherwise, then such clawback or recoupment provision also will apply to the performance share award, as applicable, as if it had been included on the date the performance share award was granted.

(A)    2020 Total Shareholder Return Performance Share Program

The purpose of the 2020 TSR PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by comparing the Total Shareholder Return (“TSR”) of the Company’s common stock to the TSR of the other companies included in the S&P 500 Healthcare Index over a three-year period beginning on January 1, 2020 and ending on December 31, 2022 (the “Performance Period”). The number of performance shares awarded will be in a range of 0% to 200% of each participant’s target number of awards based on the Company’s TSR rank. Performance share awards will vest only upon satisfaction of both the performance criteria and the payment eligibility criteria set forth in the 2020 TSR PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2020 TSR PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2020 TSR PSP is included in this filing as Exhibit 10.2 and incorporated herein by reference.

(B)    2020 Free Cash Flow Performance Share Program

The purpose of the 2020 FCF PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by providing incentives for the achievement of key business performance objectives critical to its success.  Under the 2020 FCF PSP, performance will be measured by comparing the Company’s free cash flow for the one-year period beginning on January 1, 2020 and ending on December 31, 2020 against its 2020 financial plan performance for free cash flow. The number of performance shares awarded will be in a range of 0% to 150% of each participant’s target number of awards based on the Company’s free cash flow as compared to its financial plan. Performance share awards will only vest upon satisfaction of both the performance criteria and the payment eligibility criteria (which includes a three-year service period) set forth in the 2020 FCF PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2020 FCF PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2020 FCF PSP is included in this filing as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description

10.1*	Boston Scientific Corporation 2020 Annual Bonus Plan, effective as of January 1, 2020

10.2*	Boston Scientific Corporation 2020 Total Shareholder Return Performance Share Program

10.3*	Boston Scientific Corporation 2020 Free Cash Flow Performance Share Program

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
* Documents filed or furnished with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 20, 2019	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel